UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2017

ACI WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25346	47-07772104
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3520 Kraft Rd, Suite 300

Naples, FL 34105

(Address of principal executive offices) (Zip Code)

(239) 403-4600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 24, 2017, ACI Worldwide, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with each of the lenders named therein, Bank of America, N.A. (“BofA”), as administrative agent and a lender, Merrill Lynch, Pierce, Fenner & Smith Incorporated, PNC Capital Markets LLC and Wells Fargo Securities, LLC as Joint Lead Arrangers and Joint Bookrunners, and the other financial institutions party thereto. The Credit Agreement consists of a five-year $500 million senior secured revolving credit facility (the “Revolving Credit Facility”), which includes a sublimit for the issuance of standby letters of credit and a sublimit for swingline loans, and a five-year $415 million senior secured term loan facility (the “Term Credit Facility” and, together with the Revolving Credit Facility, the “Credit Facility”). The Credit Agreement also allows the Company to request optional incremental term loans and increases in the revolving commitment.

The loans under the Credit Facility may be made to, and the letters of credit under the Revolving Credit Facility may be issued on behalf of the Company. On February 24, 2017, the Company borrowed an aggregate principal amount of $12 million under the Revolving Credit Facility and borrowed $415 million under the Term Credit Facility.

All borrowings under the Credit Facility are subject to the satisfaction of customary conditions, including the absence of a default or an event of default, the accuracy in all material respects of representations and warranties, and the repayment of indebtedness under, and termination of, that certain credit agreement, dated as of November 10, 2011, by and among the Company and the other parties named therein.

Borrowings under the Credit Facility bear interest at a rate per annum equal to, at the Company’s option, either (a) a base rate determined by reference to the highest of (1) the rate of interest per annum publicly announced by the Administrative Agent as its Prime Rate, (2) the federal funds effective rate plus 1/2 of 1% and (3) a LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for a one-month interest period adjusted for certain additional costs plus 1% or (b) a LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowing adjusted for certain additional costs, in each case plus an applicable margin. The applicable margin for borrowings under the Credit Facility is, based on the calculation of the applicable consolidated total leverage ratio, between 0.25% to 1.25% with respect to base rate borrowings and between 1.25% and 2.25% with respect to LIBOR rate borrowings.

In addition to paying interest on the outstanding principal under the Credit Facility, the Company is required to pay a commitment fee in respect of the unutilized commitments under the Revolving Credit Facility, payable quarterly in arrears. The Company is also required to pay letter of credit fees on the maximum amount available to be drawn under all outstanding letters of credit in an amount equal to the applicable margin on LIBOR rate borrowings under the Revolving Credit Facility on a per annum basis, payable quarterly in arrears, as well as customary fronting fees for the issuance of letters of credit fees and agency fees.

The Company’s subsidiary ACI Worldwide Corp. is a co-borrower under the Credit Facility, and each of The Company’s domestic subsidiaries guaranties the Company’s obligations under the Credit Facility. The Company’s obligations under the Credit Facility and certain hedging arrangements and cash management arrangements entered into with lenders under the Credit Facility (or affiliates thereof) and the obligations of the subsidiary guarantors are secured by first-priority security interests in substantially all assets of the Company and any guarantor, including 100% of the capital stock of ACI Worldwide Corp. and each domestic subsidiary of the Company, each domestic subsidiary of any guarantor, and 65% of the voting capital stock of each foreign subsidiary of the Company that is directly owned by the Company or a guarantor, in each case subject to certain exclusions set forth in the credit documentation governing the Credit Facility.

The Credit Agreement contains a number of covenants that, among other things and subject to certain exceptions, restrict the Company’s ability and, as applicable, the ability of its subsidiaries to:

•	create, incur, assume or suffer to exist any additional indebtedness;

•	create, incur, assume or suffer to exist any liens;

•	enter into agreements and other arrangements that include negative pledge clauses;

•	pay dividends on capital stock or redeem, repurchase or retire capital stock or subordinated indebtedness;

•	create restrictions on the payment of dividends or other distributions by subsidiaries;

•	make investments, loans, advances and acquisitions;

•	merge, consolidate or enter into any similar combination or sell assets, including equity interests of the subsidiaries;

•	enter into sale and leaseback transactions;

•	directly or indirectly engage in transactions with affiliates;

•	alter in any material respect the character or conduct of the business;

•	enter into amendments of or waivers under subordinated indebtedness, organizational documents and certain other material agreements;

•	hold certain assets and incur certain liabilities; and

The Credit Agreement also contains certain customary affirmative covenants and events of default. If an event of default, as specified in the Credit Agreement, shall occur and be continuing, the Company may be required to repay all amounts outstanding under the Credit Facility.

The foregoing summary of the Credit Facility does not purport to be complete and is subject to and qualified in its entirety by reference to the full and complete text of the Credit Agreement, which is filed hereto as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     2017 Executive MIC. Consistent with past practices, on February 21, 2017, the Compensation and Leadership Committee (the “Compensation Committee”) of the Company’s Board of Directors (the “Board”) approved the 2017 Executive Management Incentive Compensation plan (the “2017 Executive MIC”) for the Company’s executives, including the executives who were listed as named executive officers in the Company’s proxy statement for its 2016 annual stockholders’ meeting. The 2017 Executive MIC, including the 2017 short-term incentive goals, was established pursuant to and in accordance with the Executive Management Incentive Compensation Plan adopted by the Company’s stockholders at the Company’s 2013 annual stockholders’ meeting.

The objective of the 2017 Executive MIC is to incent executives to achieve or exceed the Company’s financial and performance goals for the Company’s fiscal year commencing January 1, 2017 (the “MIC Performance Period”). MIC bonus amounts are determined based upon the achievement of three categories of performance metrics: (1) funding metrics, (2) individual MBOs, and (3) business unit performance metrics. A 2017 Executive MIC bonus may be more or less than 100% (up to a maximum of 200%) of its target level depending upon the percentage attainment of the performance metrics in the executive’s plan. Performance attainment less than the threshold level indicated yields zero payout for that metric.

The funding metrics consist of the three consolidated Company financial metrics set forth in the table below.

Company Performance Metric	Metric Weighting	Attainment Percentage	Payout Percentage
60-Month Backlog Growth	33.33%	80%	40%
		100%	100%
		110%	200%

Revenue	33.33%	80%	40%
		100%	100%
		110%	200%

EBITDA	33.33%	80%	40%
		100%	100%
		110%	200%

Certain executives have individualized MIC plans comprised solely of the funding metrics above and individual MBOs. Other executives have individualized MIC plans comprised of one or more business unit performance metrics and individual MBOs.

Distribution of the funded incentive pool to executives depends upon each executive’s performance against his or her individual MIC plan metrics.

In order to be entitled to any payment under the 2017 Executive MIC, the executive must be an employee of the Company on the date of payment, except to the extent otherwise provided by the Company. If the executive’s employment with the Company is terminated for any reason prior to the payment date, the executive will not be eligible for a MIC bonus for the MIC Performance Period, and the executive will forfeit all rights to such payment except to the extent otherwise provided by the Company.

The Company reserves the right at any time during the MIC Performance Period to: (1) amend or terminate the 2017 Executive MIC in whole or in part, (2) revoke any eligible executive’s right to participate in the 2017 Executive MIC, and (3) make adjustments to targets and payouts subject to the terms of the 2017 Executive MIC. The 2017 Executive MIC was adopted as part of an “umbrella plan” to help assure deductibility of any 2017 Executive MIC payouts under Internal Revenue Code Section 162(m).

Grant of 2017 LTIP. Consistent with past practice, on February 21, 2017, the Compensation Committee granted awards of performance shares and nonqualified stock options as part of the 2017 long-term incentive program (the “2017 LTIP”). The performance shares comprised two-thirds of the grant value delivered pursuant to the 2017 LTIP awards and the nonqualified stock options comprised one-third of the grant value delivered pursuant to the 2017 LTIP awards. Fifty percent of the performance shares were granted as financial performance shares (the “Financial Performance Shares”) and 50% of the Performance Shares granted were granted as relative TSR performance shares (the “Relative TSR Performance Shares”). Each of the following Named Executive Officers were granted Financial Performance Shares and Relative TSR Performance Shares using the Company’s form of Performance Share Award Agreement, which is filed hereto as Exhibit 10.2 to this Current Report on Form 8-K and which is incorporated herein by reference.

Name	Number of Targeted Financial Performance Shares (assumes 100% attainment of performance goals)	Number of Targeted Relative TSR Performance Shares (assumes 100% attainment of performance goals)
Philip G. Heasley, President and Chief Executive Officer	79,523	68,995
Scott W. Behrens, Senior Executive Vice President, Chief Financial Officer and Chief Accounting Officer	19,881	17,249
Daniel Frate, Group President, ACI On Demand P&L	19,881	17,249
Anthony M. Scotto, Jr., Senior Executive Vice President, Chief of Technology	19,881	17,249
Dennis P. Byrnes, Executive Vice President, Chief Administrative Officer, General Counsel and Secretary	19,881	17,249

Financial Performance Shares under the 2017 LTIP are earned based upon the achievement, as of December 31, 2019, of performance goals relating to the following: (1) 60-month backlog (the “Backlog Metric”), (2) revenue (the “Revenue Metric”), and (3) the Company’s adjusted earnings before interest, taxes, depreciation and amortization (the “EBITDA Metric”).

The grantees will earn the Financial Performance Shares based upon the Company’s performance against the Backlog Metric, Revenue Metric, and EBITDA Metric performance goals, which each have a one-third weighting. If the Company achieves the threshold performance level for the applicable metric, then grantees will earn Financial Performance Shares based on a performance matrix that provides 40% of the awarded Financial Performance Shares for the applicable metric are earned for threshold performance, 100% of the awarded Financial Performance Shares for the applicable metric are earned for target performance, and 200% of the awarded Financial Performance Shares for the applicable metric are earned for performance at or above the maximum level and other specified earning percentages based on the actual performance of the Company against the performance goals. If the achievement of the any of the performance goals falls between the specified percentage ranges set forth in the performance matrix, the Compensation Committee will determine the award percentage earned by mathematical interpolation and rounded to the nearest whole share.

Relative TSR Performance Shares under the 2017 LTIP are earned based upon the relative performance of the trading price per share of the Company’s stock, over the three-year period of January 1, 2017 to December 31, 2019, against the IGF ETF, a fund that tracks the investment results of the S&P North American Technology Software Index. If the relative performance of the trading price of the Company’s stock achieves the threshold performance level, then grantees will earn Relative TSR Performance Shares based on a performance matrix that provides 50% of the awarded Relative Performance Shares are earned for threshold performance, 100% of the awarded Relative TSR Performance Shares are earned for target performance, and 200% of the awarded Relative Performance Shares are earned for performance at or above the maximum level. If the relative performance of the trading price of the Company’s stock falls between the specified percentage ranges in the performance matrix, the Compensation Committee will determine the award percentage earned by mathematical interpolation and rounded to the nearest whole share.

The 2017 LTIP awards also included a grant of nonqualified stock options representing one-third of the 2017 LTIP’s grant value to executives which stock options were granted using the Company’s form of Non-Qualified Stock Option Agreement. These stock options are scheduled to vest in three equal installments on the first, second and third anniversary of the grant date.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 21, 2017, the Company’s Board amended and restated the Company’s Bylaws (as so amended and restated, the “Bylaws”) primarily to implement “proxy access.” The new “proxy access” bylaw has been inserted as new Bylaw 15, with prior Bylaws 15 – 40 renumbered as Bylaws 16 – 41. The new Bylaw 15 has been added to permit a stockholder, or a group of up to 20 stockholders, owning three percent or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials director candidates constituting up to the greater of two individuals or 20% of the Board, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws. Proxy access will first be available to stockholders in connection with the Company’s 2018 annual meeting of stockholders.

The Bylaws were also amended to make clarifications, updates and refinements to the advance notice bylaws contained in Bylaw 8 and Bylaw 14. In addition, the bylaw provision relating to the submission of a questionnaire, representation and agreement by nominees for director pursuant to Bylaw 14 has been refined and moved from Bylaw 14 to Bylaw 12 in order to make explicit that such provision, as refined, applies to all nominees for director. Additionally, amendments to Bylaw 15 by stockholders require the same approval required for stockholder amendments to the advance notice bylaws, which is approval by a majority of the issued and outstanding shares of all classes of Voting Stock. Furthermore, the Bylaws were amended to make certain other clarifying, conforming and technical changes.

The foregoing description of the amendments to the Bylaws is a summary only and is qualified in its entirety by reference to the full text of the Bylaws, which is included as Exhibit 3.1 to this report and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated Bylaws, as adopted and in effect on February 21, 2017.

10.1	Credit Agreement, dated February 24, 2017, by and among ACI Worldwide, Inc., ACI Worldwide Corp., Bank of America, N.A. and the lenders that are party thereto.

10.2	Form of Performance Share Award Agreement for the Company’s 2016 Equity and Performance Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has  duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACI WORLDWIDE, INC.

February 27, 2017	By:	/s/ Dennis P. Byrnes
Name: Dennis P. Byrnes
Dennis P. Byrnes, Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws, as adopted and in effect on February 21, 2017.

10.1	Credit Agreement, dated February 24, 2017, by and among ACI Worldwide, Inc., ACI Worldwide Corp., Bank of America, N.A. and the lenders that are party thereto.

10.2	Form of Performance Share Award Agreement for the Company’s 2016 Equity and Performance Incentive Plan.